Exhibit 10.4

Execution Version

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of May 22, 2018, and to become effective as of the effectiveness of the LLC Agreement (as defined below), by and among EVO Investco, LLC, a Delaware limited liability company (the “Company”), EVO Payments, Inc., a Delaware corporation (“Pubco”), the holders of Common Units in the Company and shares of Class C Common Stock or Class D Common Stock of Pubco, and the Call Option Holder, from time to time party hereto (each, a “Holder”).

RECITALS

WHEREAS, on or about the date hereof, the Company, Pubco and certain of the Holders entered into the LLC Agreement;

WHEREAS, the parties hereto desire to provide for the exchange of Common Units together with corresponding shares of Class C Common Stock or Class D Common Stock, as applicable, registered in the name of such Holder (which Pubco shall thereafter cancel for no consideration on a one-for-one basis with the number of Common Units being exchanged by such Holder) for shares of Class A Common Stock and the purchase and sale (and substantially simultaneous exercise) of the Call Option in exchange for cash or shares of Class A Common Stock, in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions.

(a)       The following terms shall have the following meanings for the purposes of this Agreement:

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Call Option” means the Option Agreement, dated as of December 27, 2012, between MDCP VI-C Cardservices Blocker Corp. and Madison Dearborn Capital Partners

VI-C, L.P., that provides the Call Option Holder the right to directly or indirectly purchase, from the Call Option Issuer, Call Option Paired Interests.

 “Call Option Holder” means the holder of the Call Option, which is currently Madison Dearborn Capital Partners VI-C, L.P.

“Call Option Issuer” means MDCP VI-C Cardservices Blocker Corp., or any successor to the rights and obligations of MDCP VI-C Cardservices Blocker Corp. under the Call Option.

“Call Option Paired Interest” means one Common Unit together with one share of Class D Common Stock, both of which are directly or indirectly subject to the Call Option.

“Class A Common Stock” means Class A common stock, par value $0.0001 per share, of Pubco.

“Class C Common Stock” means Class C common stock, par value $0.0001 per share, of Pubco.

“Class C Paired Interest” means one Common Unit together with one share of Class C Common Stock.

“Class D Common Stock” means Class D common stock, par value $0.0001 per share, of Pubco.

“Class D Paired Interest” means one Common Unit together with one share of Class D Common Stock, but not including any Call Option Paired Interest.

“Code” means the Internal Revenue Code of 1986.

“Common Unit Purchase Price” has the meaning set forth in the LLC Agreement.

“Common Unit Redemption Price” has the meaning set forth in the LLC Agreement.

“Common Units” has the meaning set forth in the LLC Agreement.

“Deliverable Common Stock” means Class A Common Stock.

“Disposition Event” means any merger, consolidation or other business combination of Pubco, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and any series of preferred stock issued by Pubco that are generally entitled to vote in the election of directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Date” means the date two Business Days after receipt of an Exchange Notice by Pubco, unless a later date is otherwise set forth in the applicable Exchange Notice as permitted under Section 2.02.

“Exchange Notice” means a Paired Interest Exchange Notice or a Call Option Put Notice.

“Exchange Rate” means (i) with respect to Class C Paired Interests, the number of shares of Class A Common Stock for which one Class C Paired Interest is entitled to be Exchanged (ii) with respect to Class D Paired Interests, the number of shares of Class A Common Stock for which one Class D Paired Interest is entitled to be Exchanged, or (iii) with respect to Call Option Paired Interests, the number of shares of Class A Common Stock for which one Call Option Paired Interest is entitled to be Exchanged.  On the date of this Agreement, the Exchange Rate for the purposes of the Class C Paired Interests, Class D Paired Interests and Call Option Paired Interest shall be one (1), subject to adjustment pursuant to Section 2.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated on or about the date hereof, as such agreement may be amended from time to time.

“Paired Interest”  means one Class C Paired Interest, one Class D Paired Interest, or one Call Option Paired Interest, as applicable.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, business association, organization, joint venture, Governmental Authority or other entity.

“Pubco Charter” means the Amended and Restated Certificate of Incorporation of Pubco, as such certificate of incorporation may be amended from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Pubco and the other Persons party thereto, dated on or about the date hereof, as such agreement may be amended from time to time.

“Regulatory Agency” means the Securities and Exchange Commission, Financial Industry Regulatory Authority, Inc., the Financial Services Authority, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company or any of its Subsidiaries.

“Securities Act” means the United States Securities Act of 1933.

“Securities Exchange” means the national securities exchange on which the Class A Common Stock is listed.

“Underwritten Offering” has the meaning set forth in the LLC Agreement.

(b)       Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

(c)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Call Option Put Notice	Section 2.02(b)
Class A Per Share Consideration	Section 2.04(a)
Company	Preamble
Exchange	Section 2.01(a)
Exchange Agent	Section 2.02(a)
Holder	Preamble
Paired Interest Exchange Notice	Section 2.02(a)
Permitted Transferee	Section 4.01
Pubco	Preamble
Transaction	Section 2.04(a)

Section 1.02.    Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to the Preamble, Recitals, Articles and Sections are to the Preamble, Recitals, Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

ARTICLE II

EXCHANGE

Section 2.01.    Exchange of Paired Interests for Class A Common Stock; Sale and Exercise of Call Option.

(a)        Subject to Section 2.01(c), from and after the execution and delivery of this Agreement, each Holder shall be entitled, from time to time, upon the terms and subject to the conditions hereof, to surrender Paired Interests to Pubco (subject to adjustment as provided in Section 2.03) in exchange (such exchange, together with the sale and purchase of all or a portion of the Call Option pursuant to Section 2.01(b), an “Exchange”) for the delivery to such Holder of:

(i)         with respect to Class C Paired Interests, a number of shares of Class A Common Stock that is equal to the product of the number of Class C Paired Interests surrendered multiplied by the Exchange Rate;

(ii)       with respect to Class D Paired Interests, a number of shares of Class A Common Stock that is equal to the product of the number of Class D Paired Interests surrendered multiplied by the Exchange Rate; and

(iii)      with respect to Call Option Paired Interests held by the Call Option Issuer, in the event that the Call Option Holder expressly permits in writing for the Exchange to be consummated pursuant to this Section 2.01(a)(iii), a number of shares of Class A Common Stock that is equal to the product of the number of Call Option Paired Interests surrendered multiplied by the Exchange Rate.

(b)        Subject to Section 2.01(c), from and after the execution and delivery of this Agreement, the Call Option Holder shall be entitled, from time to time, upon the terms and subject to the conditions hereof, to require Pubco to purchase for cash and immediately thereafter exercise all or a portion of the Call Option; provided that (i) unless waived by Pubco, Pubco’s obligation to purchase and exercise the Call Option for cash pursuant to this Section 2.01(b) shall be expressly conditioned and contingent on the consummation of a purchase from Pubco by another Person of a number of shares of Class A Common Stock resulting in aggregate net cash proceeds to Pubco equal to or greater than the aggregate amounts to be paid to the Call Option Holder and Call Option Issuer in respect of such purchase and exercise pursuant to Section 2.02(c)  (provided that Pubco shall use its commercially reasonable efforts to cause the consummation of such a transaction, including by pursuing an Underwritten Offering of shares of Class A Common Stock in the manner contemplated by, and pursuant to the terms of, the Registration Rights Agreement) and (ii) Pubco’s obligation to purchase and exercise the Call Option pursuant to this Section 2.01(b) shall be expressly conditioned and contingent on the aggregate purchase price payable by the Company to purchase and exercise the Call Option being equal to or greater than aggregate strike price to be paid to the Call Option Issuer for the relevant portion of the Call Option.

(c)        For the avoidance of doubt, a Holder’s right to effect an Exchange as set forth in this Section 2.01 shall be subject to (i) Pubco’s election to cause the Company to directly or indirectly redeem the Common Units associated with such Paired Interests in accordance with Article XI of the LLC Agreement (or, in the case of Common Units subject to the Call Option, to directly purchase the portion of the Call Option applicable to such Common Units) to the extent the applicable Holder has consented to such redemption (or purchase) and (ii) the absence of any liens or encumbrances on such Class C Paired Interests, Class D Paired Interests or Call Option Paired Interests, as applicable.

Section 2.02.   Procedures for Exchange and Sale of Call Option; Notices and Revocations.

(a)        A Holder may exercise the right to effect an Exchange as set forth in Section 2.01(a) by delivering a written notice of exchange in respect of the Paired Interests to be Exchanged substantially in the form of Exhibit A-1 hereto (the “Paired Interest Exchange Notice”), duly executed by such Holder (or, with respect to an exercise as set forth in Section 2.01(a)(iii), duly executed by such Holder and the Call Option Holder), to Pubco at its address set forth in Section 4.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours.

(b)        The Call Option Holder may exercise the right to require Pubco to purchase all or a portion of the Call Option as set forth in Section 2.01(b) by delivering a written notice substantially in the form of Exhibit A-2 hereto (the “Call Option Put Notice”), duly executed by the Call Option Holder, to Pubco at its address set forth in Section 4.03 during normal business hours, or if applicable, to the office of the Exchange Agent during normal business hours.  Any Call Option Put Notice shall specify the portion of the Call Option, expressed as the number of Call Option Paired Interests subject to such portion of the Call Option, to be purchased, and immediately thereafter exercised, by Pubco.

(c)        The aggregate purchase price paid by Pubco to the Call Option Holder for the Call Option pursuant to Section 2.01(b) shall be an amount in cash equal to (i) the product of (A) the number of Call Option Paired Interests subject to the portion of the Call Option to be acquired and exercised, (B) the Exchange Rate and (C) (x) the Common Unit Purchase Price (if Pubco is undertaking an Underwritten Offering in connection therewith) or (y) the Common Unit Redemption Price (if Pubco is not undertaking an Underwritten Offering in connection therewith) minus (ii) the aggregate strike price pursuant to the Call Option with respect to the number of Call Option Paired Interests subject to the portion of the Call Option to be acquired. The purchase price paid by Pubco to the Call Option Issuer to exercise the Call Option pursuant to Section 2.01(b) shall be an amount in cash equal to the aggregate strike price pursuant to the Call Option with respect to the relevant portion of the Call Option to be acquired.

(d)        If the Call Option Holder and Call Option Issuer have expressly consented thereto in the Call Option Put Notice, Pubco may pay the amounts set forth in Section 2.02(c) to the Call Option Holder and the Call Option Issuer in Deliverable Common Stock rather than cash, in which case:

(i)         the purchase price paid by Pubco to the Call Option Holder for the Call Option shall be a number of shares of Deliverable Common Stock that is equal to the quotient (rounded to the nearest whole number) of (I) (A) the product of (x) the number of Call Option Paired Interests subject to the portion of the Call Option to be acquired and exercised, (y) the Exchange Rate and (z) (1) the Common Unit Purchase Price (if Pubco is undertaking an Underwritten Offering in connection therewith) or (2) the Common Unit Redemption Price (if Pubco is not undertaking an Underwritten Offering in connection therewith) minus (B) the aggregate exercise price pursuant to the Call Option with respect to the number of Call Option Paired Interests subject to the portion of the Call Option to be acquired divided by (II) the Common Unit Purchase Price (if Pubco is undertaking an Underwritten Offering in connection therewith) or the Common Unit Redemption Price (if Pubco is not undertaking an Underwritten Offering in connection therewith); and

(ii)       the purchase price paid by Pubco to the Call Option Issuer to exercise the Call Option shall be the number of shares of Class A Common Stock (rounded to the nearest whole number) that has a value equal to the aggregate strike price pursuant to the Call Option with respect to the relevant portion of the Call Option to be acquired calculated using the Common Unit Purchase Price (if Pubco is undertaking an Underwritten Offering in connection therewith) or the Common Unit Redemption Price (if Pubco is not undertaking an Underwritten Offering in connection therewith).

(e)        Upon Pubco’s acquisition of any portion of the Call Option, Pubco shall exercise the purchased Call Option immediately thereafter. Upon Pubco’s exercise of the Call Option, the Call Option Issuer shall perform its obligations under the Call Option and take all additional actions necessary to deliver to Pubco the number of Call Option Paired Interests subject to the portion of the Call Option that is acquired and exercised immediately thereafter without also delivering to Pubco any ownership interest in the Subject Partnership (as defined in the Call Option) or any other Person.

(f)        Contingent Exchange Notice and Revocation by Holders.

(i)         A Paired Interest Exchange Notice from a Holder may specify that the Exchange is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Deliverable Common Stock into which the Paired Interests are exchangeable, and any Exchange Notice may specify that the Exchange is contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Paired Interests or the Deliverable Common Stock into which the Paired Interests are exchangeable would be exchanged or converted, or become exchangeable for or convertible into, cash or other securities or property.

(ii)       Notwithstanding anything herein to the contrary, a Holder may withdraw or amend an Exchange Notice, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to Pubco or the Exchange Agent, specifying (I) the number of withdrawn Paired Interests or the portion of the Call Option to be withdrawn from purchase, (II) if any, the number of Paired Interests or the portion of the Call Option as to which the Exchange Notice remains in effect and (III) if the Holder so determines, a new Exchange Date or any other new or revised information permitted in the Exchange Notice.

(g)        Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date, and in the case of an Exchange under Section 2.01(a) or a sale of the Call Option under Section 2.01(b) pursuant to which the Call Option Holder and Call Option Issuer have consented to receive payment in shares of Deliverable Common Stock, the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) shall be deemed to be a holder of the Deliverable Common Stock deliverable upon such Exchange from and after that time.  As promptly as practicable on or after the Exchange Date with respect to an Exchange under Section 2.01(a) or a sale of the Call Option under Section 2.01(b) pursuant to which the Call Option Holder and Call Option Issuer have consented to receive payment in shares of Deliverable Common Stock, Pubco shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) the number of shares of Deliverable Common Stock deliverable upon such Exchange, registered in the name of such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued).  To the extent the Deliverable Common Stock is settled through the facilities of The Depository Trust Company, Pubco will, subject to Section 2.02(i) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued), through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holder.

(h)        The shares of Deliverable Common Stock issued upon an Exchange or a sale of the Call Option under Section 2.01(b) pursuant to which the Call Option Holder has consented to receive payment in shares of Deliverable Common Stock shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(i)         If (i) any shares of Deliverable Common Stock have been sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, Pubco, upon the written request of the Holder thereof shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated.  In connection therewith, such Holder shall provide Pubco with such information in its possession as Pubco may reasonably request in connection with the removal of any such legend, including in the case of subparagraph (ii) or (iii) above, if requested by Pubco or any transfer agent for the Deliverable Common Stock, an opinion of Holder’s legal counsel as to the satisfaction of the requirements in this Section 2.02(i).

(j)         Pubco shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided,  however, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange or the Call Option Holder in the case of a sale of all or a portion of the Call Option (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

(k)        Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange, and Pubco and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if Pubco or the Company shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this Section 2.02(k)(i) shall not limit Pubco or the Company’s obligations under Section 2.07(c), or (ii) would not be permitted under another agreement with Pubco, the Company or any of the Company’s subsidiaries, on the one hand, and such Exchanging Holder, on the other hand; provided that the Pubco shall, and shall cause the Company to, take commercially reasonable efforts to alleviate such prohibition, but shall not be obligated to waive any right or claims, or pay any amounts to obtain the alleviation of such prohibition, under any such agreement.  Upon such determination, Pubco or the Company (as applicable) shall notify the Holder and, if applicable the Call Option Holder, that has delivered an Exchange Notice of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

Section 2.03.    Adjustment.  This Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired

Interests hereafter acquired by a Holder and his, her or its Permitted Transferees, and the Call Option held by the Call Option Holder as of the date hereof and its Permitted Transferees.

Section 2.04.   Tender Offers and Other Events with Respect to Pubco.

(a)        In the event that a Disposition Event is approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the Holders shall be permitted to participate in such Disposition Event by delivery of a Paired Interest Exchange Notice (which Paired Interest Exchange Notice shall be effective immediately prior to the consummation of such Disposition Event (and, for the avoidance of doubt, shall be contingent upon such Disposition Event and not be effective if such Disposition Event is not consummated)).  Pubco shall not merge, consolidate, combine or consummate any other transaction in which shares of Class A Common Stock are exchanged or converted into other stock or securities, or the right to receive cash or any other property (a “Transaction”) unless in connection with any such Transaction each Holder is entitled to participate by delivery of a Paired Interest Exchange Notice as contemplated in the preceding sentence and receive the same kind and amount of stock or securities, cash or other property, as the case may be, into which a share of Class A Common Stock is converted or exchanged in the Transaction (the “Class A Per Share Consideration”) multiplied by the Exchange Rate.  For the avoidance of doubt, in no event shall the Holders be entitled to receive in such Transaction aggregate consideration for each Paired Interest that is greater than the Class A Per Share Consideration.

(b)        Notwithstanding any other provision of this Agreement, if a Disposition Event is approved by the board of directors of Pubco and the shareholders of Pubco (to the extent such approval is required) and consummated in accordance with Applicable Law, at the request of the Company or Pubco, to the extent that a Holder has not exercised its rights to participate in such transaction pursuant to Section 2.04(a) or by exercising its rights pursuant to Section 2.01 after a reasonable opportunity to do so, each of the Holders shall be required to exchange with Pubco simultaneously with the consummation of such Disposition Event, all of such Holder’s Paired Interests for aggregate consideration for each Paired Interest that is equivalent to the Class A Per Share Consideration in connection with the Disposition Event; provided,  however, that the Call Option Holder shall be permitted to elect (contingent upon such Disposition Event) to sell its Call Option to Pubco or a purchaser and have such option exercised in a manner the same or substantially similar to Section 2.01(b) (and the Call Option Issuer and its affiliates shall be permitted reasonable opportunity to effect any transaction required in connection with the sale and exercise of the Call Option in the case of a Disposition Event) and, if the Call Option Holder consents to the delivery of Class A Common Stock rather than cash in connection therewith, the Class A Common Stock shall be valued at an amount equal to the Class A Per Share Consideration; provided,  however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a Holder shall not be required to exchange Paired Interest pursuant to this Section 2.04(b) unless, as a part of such transaction, the Holders are permitted to exchange their Paired Interest for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Paired Interests (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise (including, at the request of the Call Option Holder, permitting a merger or contribution of the equity of the Call Option Issuer into another corporation in lieu of an exchange of the Call Option Paired Interests).

(c)        Pubco shall send written notice to each Holder at least thirty (30) days prior to the closing of any Disposition Event to which this Section 2.04 applies informing them of such Disposition Event.

Section 2.05.   Interaction with Tax Receivable Agreement.  Notwithstanding any other provision in this Agreement, in any Exchange hereunder (including in connection with a Disposition Event), payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any Paired Interest or share of Class A Common Stock in connection with such Exchange, and nothing herein shall limit or require any Holder to exchange or otherwise forfeit any of a Holder’s rights under or with respect to the Tax Receivable Agreement.

Section 2.06.   Listing of Deliverable Common Stock.  Pubco shall use its reasonable best efforts to cause all Deliverable Common Stock issued upon an exchange of Paired Interests to be listed at the time of such issuance on the Securities Exchange.

Section 2.07.   Deliverable Common Stock to be Issued; Class C Common Stock or Class D Common Stock to be Cancelled.

(a)        Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of an Exchange for which it is permitted to deliver shares of Deliverable Common Stock by delivery of shares of Deliverable Common Stock that are held in the treasury of Pubco or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof).  Pubco covenants that all shares of Deliverable Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b)        When a Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class C Common Stock or Class D Common Stock corresponding to such Paired Interest shall be cancelled by Pubco for no consideration and (ii) the Common Unit corresponding to such Paired Interest shall be deemed transferred from the Exchanging Holder to Pubco and the Company shall cause such transfer to be registered in the books and records of the Company.

(c)        Subject to the terms of the Registration Rights Agreement, Pubco covenants and agrees to deliver shares of Deliverable Common Stock, if requested, pursuant to an effective registration statement under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Holders requesting such Exchange, Pubco and the Company shall use reasonable best efforts promptly to facilitate such Exchange pursuant to an available exemption from such registration requirements.

(d)        Pubco agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, Pubco or the Company of equity securities of Pubco (including the Call Option or other derivative securities with respect thereto) or the Company and any securities that may be deemed to be equity securities or derivative securities of Pubco for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of Pubco, including any director by deputization.  The authorizing resolutions shall be approved by either Pubco’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of Pubco.

Section 2.08.   Distributions.  No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Common Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange.  No adjustments in respect of dividends or distributions on any Common Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Common Unit occurs after the record date for the payment of a dividend or other distribution on Common Units but before the date of the payment, then the registered Holder of the Common Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Common Unit on the payment date (without duplication of any distribution to which such Holder may be entitled under Section 4.01(b) of the LLC Agreement in respect of taxes) notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date.  For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Common Units exchanged by such Holder and on shares of Deliverable Common Stock received by such Holder in such Exchange.

Section 2.09.   Obligations of Call Option Holder.  Neither the Call Option Holder nor the Call Option Issuer shall amend, modify, waive any rights or obligations under or in any way alter the rights and obligations under the Call Option without the prior written consent of Pubco and the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.   Representations and Warranties of Pubco and the Company.  Each of Pubco and the Company represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of Pubco, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including in the case of Pubco, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.02.   Representations and Warranties of the Holders.  Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE IV

MISCELLANEOUS

Section 4.01.   Assignment; Additional Holders.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except that (a) the Company and Pubco may assign their respective rights and obligations under this Agreement to any successor of the Company or Pubco, as applicable, and (b) to the extent a Holder validly transfers any or all of such Holder’s Paired Interests (or, if applicable, all or any portion of the Call Option) to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Pubco Charter, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.

Section 4.02.   Further Assurances.  Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of Pubco, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 4.03.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is acknowledged by non-automated response) and shall be given to the following, or to such other address or contact information as such party may hereafter specify for the purpose by notice to the other parties hereto:

(a)        if to Pubco or the Company, to:

EVO Payments, Inc.

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention:  Steven J. de Groot

Executive Vice President and General Counsel

E-mail: Steve.deGroot@evopayments.com

with a copy which shall not constitute notice to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention:  Keith M. Townsend and Zachary L. Cochran

E-mail: ktownsend@kslaw.com and zcochran@kslaw.com

(b)       if to any Holder, to the address and other contact information set forth in the records of Pubco or the Company from time to time.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 4.04.   Binding Effect.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 4.05.   Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.03 shall be deemed effective service of process on such party.

Section 4.06.   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.08.   Entire Agreement.  This Agreement, the LLC Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 4.09.   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 4.10.   Amendment.  This Agreement can be amended at any time and from time to time by written instrument signed by the Company, Pubco and the holders of a majority of the Units held by the parties hereto; provided that no amendment to this Agreement may adversely modify in any material respect the rights (including the ability to Exchange Paired Interests pursuant to this Agreement) and obligations of any Holders in any materially disproportionate manner to the rights and obligations of any other Holders without the prior written consent of a majority in interest of such disproportionately affected Holders or Holders.  In the event that this Agreement is amended, the Company and Pubco shall provide a copy of such amendment to all Holders; provided that any such amendment shall be binding on all Holders notwithstanding any failure by the Company and Pubco to provide a copy of any such amendment.

Section 4.11.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 4.12.   Tax Treatment and Tax Information.

(a)        This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.  Unless otherwise required by the Code and the Treasury Regulations, and except with respect to an Exchange occurring pursuant to the proviso to Section 2.04(b) (or the final parenthetical of such section), the parties shall report any

Exchange consummated hereunder as a taxable sale of the Common Units and shares of Class C Common Stock or Class D Common Stock, and the Call Option, as applicable, by a Holder to Pubco, and no party shall take a contrary position on any income tax return or amendment thereof unless an alternate position is permitted under the Code and Treasury Regulations and the Managing Member consents in writing.

(b)        The Company and Pubco shall cooperate with the Holders and the Call Option Issuer to (i) timely provide any tax information requested by the Holders and the Call Option Issuer in connection with an Exchange pursuant to this Agreement, (ii) provide any backup reasonably requested to understand such information, and (iii) provide reasonable access to the Company’s and Pubco’s employees and tax professionals to discuss such information. Without limiting the foregoing, the Company and Pubco shall provide the Holders and the Call Option Issuer with the information required to be reported by the Holders and the Call Option Issuer under Treasury Regulations Section 1.751-1(a)(3) and any information needed for the Holders to timely determine any withholding tax obligation incurred in connection with any Exchange hereunder; provided that, in each case, the Company and Pubco shall provide such information for such Holders’ or the Call Option Issuer’s review and comment prior to finalization.

Section 4.13.   Independent Nature of Holders’ Rights and Obligations.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder.  The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder.  Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PUBCO:

EVO PAYMENTS, INC.

By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Title: Executive Vice President and General Counsel

COMPANY:

EVO INVESTCO, LLC

By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Title: Executive Vice President and General Counsel

[Signature Page to Exchange Agreement]

HOLDERS:

MADISON DEARBORN CAPITAL PARTNERS VI-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MDCP VI-C CARDSERVICES SPLITTER, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Exchange Agreement]

MDCP CARDSERVICES, LLC

By:	Madison Dearborn Capital Partners VI-B, L.P.
Its:	Controlling Member

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI-C, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Exchange Agreement]

/s/ James G. Kelly
James G. Kelly

James G. Kelly Grantor Trust Dated January 12, 2012

By:	/s/ John Kelly
Name: John Kelly
Its: Trustee

/s/ Michael L. Reidenbach
Michael L. Reidenbach

/s/ Brendan Tansill
Brendan Tansill

/s/ Steven J. de Groot
Steven J. de Groot

/s/ Kevin Hodges
Kevin Hodges

/s/ David Goldman
David Goldman

/s/ Jeff Rosenblatt
Jeff Rosenblatt

/s/ Kevin Lambrix
Kevin Lambrix

/s/ James Raftice
James Raftice

[Signature Page to Exchange Agreement]

/s/ Peter Cohen
Peter Cohen

/s/ Alon Kindler
Alon Kindler

/s/ Blake Pyle
Blake Pyle

/s/ Greg Robertson
Greg Robertson

/s/ Mark Harrelson
Mark Harrelson

/s/ John Crouch
John Crouch

/s/ Ayman Ibrahaim
Ayman Ibrahaim

[Signature Page to Exchange Agreement]

EXHIBIT A-1

PAIRED INTEREST EXCHANGE NOTICE

EVO Payments, Inc.

EVO Investco, LLC

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention:  General Counsel

Reference is hereby made to the Exchange Agreement, dated as of May 22, 2018 (the “Exchange Agreement”), by and among EVO Payments, Inc., a Delaware corporation (“Pubco”), EVO Investco, LLC, a Delaware limited liability company (the “Company”), the holders of Common Units and shares of Class C Common Stock or Class D Common Stock of Pubco, and the Call Option Holder, from time to time party thereto (each, a “Holder”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder desires to transfer to Pubco the number of shares of Class [C/D] Common Stock plus Common Units (together, the “Paired Interests”) in Exchange for shares of Deliverable Common Stock to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be Exchanged:

Exchange Date:

Holder consents to a redemption by the Company in accordance with Section 11.03 of the LLC Agreement with respect to the Paired Interests specified:

Yes  ☐ with respect to an aggregate of ____________ Paired Interests

No  ☐

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Exchange Notice are being transferred to Pubco free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Paired Interests to Pubco.

The undersigned hereby irrevocably constitutes and appoints any officer of Pubco as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Pubco the Paired Interests subject to this Exchange Notice and to deliver to the undersigned the shares of Deliverable Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered as of the date below.

[NAME OF HOLDER]

[If applicable: By:
Its:]

[If applicable: CALL OPTION HOLDER

By:
Its:]

Date:

EXHIBIT A-2

CALL OPTION PUT NOTICE

EVO Payments, Inc.

EVO Investco, LLC

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention:  General Counsel

Reference is hereby made to the Exchange Agreement, dated as of May 22, 2018 (the “Exchange Agreement”), by and among EVO Payments, Inc., a Delaware corporation (“Pubco”), EVO Investco, LLC, a Delaware limited liability company (the “Company”), the holders of Common Units and shares of Class C Common Stock or Class D Common Stock of Pubco, and the Call Option Holder, from time to time party thereto (each, a “Holder”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder desires Pubco to purchase and immediately thereafter exercise a portion of the Call Option providing a right to acquire the number of Call Option Paired Interests set forth below in accordance with the terms of the Exchange Agreement.

Legal Name of Call Option Holder:

Address:

Legal Name of Call Option Issuer:

Address:

Number of Call Option Paired Interests subject to the portion of the Call Option to be purchased:

Exchange Date:

Call Option Holder and Call Option Issuer consent to payment of the purchase price for the Call Option and the exercise price of the Call Option in Deliverable Common Stock pursuant to Section 2.02(d) of the Exchange Agreement with respect to the portion of the Call Option providing a right to acquire the number of Call Option Paired Interests specified: (unless consented to, such payments shall be made by Pubco in cash)

Yes  ☐   with respect to an aggregate of ____________ Call Option Paired Interests

No  ☐

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the portion of the Call Option subject to this Exchange Notice and the subject Call Option Paired Interests being transferred to Pubco are free and clear of any pledge, lien, security interest, encumbrance, equities or claim (other than those pursuant to the Call Option); and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Call Option or Call Option Paired Interests subject to this Exchange Notice is required to be obtained by the undersigned for the transfer to Pubco of the portion of the Call Option subject to this Exchange Notice or the subject Call Option Paired Interests.

The undersigned hereby irrevocably constitutes and appoints any officer of Pubco as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Pubco the Call Option and the Paired Interests subject to this Exchange Notice and, if applicable, to deliver to the undersigned the shares of Deliverable Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered as of the date below.

CALL OPTION HOLDER

By:
Its:

CALL OPTION ISSUER

By:
Its:

Date:

EXHIBIT B

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of May 22, 2018 (the “Agreement”), among EVO Payments, Inc., a Delaware corporation (“Pubco”), EVO Investco, LLC, a Delaware limited liability company (the “Company”), and the holders of Common Units and shares of Class C Common Stock or Class D Common Stock of Pubco, and the Call Option Holder, from time to time party thereto (each, a “Holder”).  Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.  In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired [shares of Class [C/D] Common Stock and Common Units // a portion of the Call Option], hereby joins and enters into the Agreement.  By signing and returning this Joinder Agreement to Pubco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein.  The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Pubco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:

With Copies To:

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered as of the date below.

Name:

Date: